Exhibit 21.01

Subsidiaries of the Registrant

DOMESTIC SUBSIDIARIES

CORPORATIONS

225 Old NB Road Inc.	IDT International, Corp.

226 Old NB Road, Corp.

Advanced Data Services, Inc.

(Qualified in NC and GA as Advance Data Services of SC, Inc.)

Beltway Acquisition Corporation

(d/b/a WMET in DE)

CTM Brochure Display, Inc.

Dipchip Corp.

Entrix Telecom, Inc.

IDT America, Corp. (d/b/a DSA Telecom)

IDT Capital, Inc.

IDT Carmel Holdings, Inc.

IDT Carmel, Inc.

IDT Contact Services, Inc.

IDT Domestic Telecom, Inc.

IDT Energy, Inc.

IDT ESL, Inc.

IDT Internet Mobile Group, Inc.

(d/b/a Zedge Studio in NJ)

IDT Investments Inc.

IDT Local Media, Inc.

(d/b/a ChamberPull, LocalPull and

GetLocalSales.com in CT)

IDT Nevada Holdings, Inc.

IDT Spectrum, Inc.

IDT Stored Value Service, Inc.

IDT Telecom, Inc.

IDT Venture Capital Corporation

IDT Venture Capital, Inc.

IDT Venture Holdings, Inc.

IDT Wireless, Inc.

Net2Phone, Inc.

Outside Counsel Solutions, Inc.

Powerlegal Support, Inc.

DOMESTIC SUBSIDIARIES

LIMITED LIABILITY COMPANIES

Alternative Telecom LLC

Ethnic Grocery Brands LLC

Executive Union Telecard, LLC

(d/b/a Exclusive Telecard, LLC in NJ)

Hillview Avenue Realty JV, LLC

Hillview Avenue Realty, LLC

Idea and Design Works LLC.

(d/b/a IDW Publishing in CA)

IDT 225 Old NB Road, LLC

IDT 226 Old NB Road, LLC

IDT Advanced Communication Services, LLC

IDT America of Virginia, LLC

IDT Capital Real Estate Holdings, LLC

IDT Carmel Portfolio Management, LLC

IDT Domestic-Union, LLC

IDT Financial Services, LLC

IDT Prepaid Solutions,

IDT Spectrum, LLC

IT Network Distribution LLC

King Telecom, LLC

LTP Wireless 2, LLC

Net2Phone Cable Telephony, LLC

Net2Phone Global Services, LLC

Telecard Network, L.L.C.

Touch-N-Buy, LLC

Tuyo Mobile, LLC

Union Communications LLC

Union CT Telecom, L.L.C.

Union Romerias Georgia, LLC

Union Telecard Alliance, LLC

Union Telecard Arizona, LLC

Union Telecard Connecticut, LLC

Union Telecom Texas LLC

UTA Web Sales LLC

FOREIGN SUBSIDIARIES

DirectTel Dutch Holdings B.V. (HOLLAND)

DYP C.V. (HOLLAND)

IDT Brazil Limitada (BRAZIL)

IDT Brazil Telecom Limitada (BRAZIL)

IDT Chile S.A. (CHILE)

IDT Corporation de Argentina S.A. (ARGENTINA)

IDT Europe B.V.B.A. (BELGIUM)

IDT France SARL (FRANCE)

IDT Global Israel Ltd. (ISRAEL)

IDT Global Limited (UNITED KINGDOM)

IDT Telecom Asia Pacific Limited

IDT Peru S.R.L. (PERU)

IDT Puerto Rico & Co. (PUERTO RICO)

Phonecards Dominicana C por A (DOMINICAN REPUBLIC)

SPD Dutch Holdings B.V. (HOLLAND)

SPD Puerto Rico Corp (PUERTO RICO)

TimeTel Dutch Holdings B.V. (HOLLAND)

TLL Dutch Holdings B.V. (HOLLAND)

Zedge Nordic NUF Limited (NORWAY)